UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2025

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(682) 990-6920

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	NasdaqCapital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including those regarding future financial and operating results and any other statements about Onfolio Holdings Inc.’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as anticipate, intend, believe, estimate, plan, seek, project or expect, may, will, would, could or should, the negative of these terms or other comparable terminology. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors described in Onfolio Holdings Inc.’s public filings filed with the Securities and Exchange Commission. Onfolio Holdings Inc. undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. You are further advised to review those events and factors described by us in Item 1.A "Risk Factors" in our most recent Form 10-K and Form 10-Q, which further detail and supplement the factors described in this paragraph.

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 3.03 herein is incorporated into this Item 1.01 by reference as applicable.

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Item 3.03 Material Modification to Rights of Security Holders.

On October 7, 2025, a dilutive issuance of securities (the “Dilutive Issuance”) occurred pursuant to the Onfolio Holdings Inc. (the “Company”) publicly traded Common Stock Purchase Warrant Dated August 30, 2022 (the “Warrant”). Capitalized terms not defined herein shall have the meanings set forth in the Warrant.

In accordance with Section 3(b) of the Warrant, the Dilutive Issuance affects the rights of holders of a Warrant (Nasdaq: ONFOW) under the Warrant. Effective as of October 7, 2025, as a result of a Dilutive Issuance, each Warrant entitles the Holder, subject to the provisions of the Warrant, to purchase from the Company the number of shares of Common Stock stated therein, at the Exercise Price of $2.50 per whole share, subject to the subsequent adjustments provided in the Warrant.  The term “Exercise Price” as used in the Warrant refers to the price per share at which shares of Common Stock may be purchased at the time the Warrant is exercised. Warrant holders are not required to take any action with respect to this matter.

There are 6,117,250 shares of common stock issuable upon exercise of Warrants. The Warrants are exercisable immediately and will remain exercisable at any time up to August 30, 2027. As a result of the Dilutive Issuance, upon any exercise of the Warrants by payment of cash, the Company will receive the exercise price of the warrants, which, if exercised in cash would result in gross proceeds to the Company of approximately $15.3 million. However, the Company cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash, and it is possible that the Warrants may expire and never be exercised, in which case the Company would not receive any cash proceeds.

A copy of the Form of Warrant Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference, along with the Warrant Agency Agreement, dated August 30, 2022, between the Company and VStock Transfer LLC, attached hereto as Exhibit 4.1, which is also incorporated herein by reference.

Item 8.01 Other Events.

The information contained in Item 3.03 herein is incorporated into this Item 8.01 by reference as applicable.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Warrant Agency Agreement, dated August 30, 2022, between the Company and VStock Transfer LLC (Incorporated by reference to Company’s Form 8-K filed with the SEC on 8/30/22)
4.2	Form of Warrant Agreement (included in Exhibit 4.1) (Incorporated by reference to Company’s Form 8-K filed with the SEC on 8/30/2022)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: October 8, 2025

	By:	/s/ Dominic Wells
Dominic Wells,
Chief Executive Officer

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